UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): February 16, 2016
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LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 16, 2016, LivePerson, Inc. (the “Company”) issued a press release announcing that its Board of Directors has authorized the additional funding of a previously-announced stock repurchase program under which the Company has the ability to repurchase shares of its common stock at times and prices considered appropriate by the Board of Directors or a committee appointed by the Board of Directors. The Board authorized additional funding in the amount of $14 million, which together with existing funds in the program, will enable the Company to purchase up to an aggregate purchase price of $20 million under the existing program. The $14 million additional funding is in addition to $50 million previously authorized since December 2012 when the repurchase program was originally adopted.

The Company may effectuate the stock repurchase program through purchases in the open market or privately negotiated transactions, depending upon prevailing market conditions and other corporate considerations. The stock repurchase program is subject to business and market conditions, and may be suspended or discontinued at any time by the Board of Directors of the Company. The repurchase program is scheduled to expire on December 31, 2016. The stock repurchase program will be funded using the Company’s available cash.

A copy of the Company’s press release announcing the stock repurchase program is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following documents are included as exhibits to this report:

Exhibit Number	Description
99.1	Press Release issued February 16, 2016 relating to additional funding of a previously-announced stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: February 16, 2016	By:	/s/ Monica L. Greenberg
Monica L. Greenberg
EVP, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued February 16, 2016 relating to additional funding of a previously-announced stock repurchase program.